UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

July 14, 2011
Date of Report
(Date of earliest event reported)

Defense Industries International, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-30105	84-1421483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 Hamefalsim Street, Petach Tikva 49514, Israel
(Address of principal executive offices and zip code)

                      (011) 972-3-7168383
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 14, 2010, the Registrant’s wholly-owned subsidiary, Achidatex Nazareth Elit (1977) Ltd., or Achidatex, entered into an agreement to purchase the activity of Rabintex Industries Ltd , a company that specializes in vehicle armoring.

Under the agreement, the Achidatex will acquire the equipment of Rabintex and its subsidiary (not including Garlink and Bertek), intangible assets, armoring activity without any liability (including a project to supply bullet proof vests to the Italian army and the revenues expected from it). Under the agreement Achidatex will not acquire Rabintex or its liabilities.

In consideration of the above, Achidatex will pay Rabintex NIS 42 million (approximately $12 million) and the Registrant will issue 10% of its outstanding common stock  to Rabintex, out of which, $6.5 million will be paid in consideration of the real estate of Rabintex.

The validity of the agreement is pending on the following conditions precedent:
(1) Approval of an Israeli court and Rabintex’s banks.
(2) Approval of the Israeli Anti-trust office without any material limitation.
(3) Any other certificates that will be required in order to validate this agreement.

A copy of the agreement will filed as an exhibit in an amendment to this Form 8-K, upon its finalization by the Israeli Antitrust Authority.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

See Item 1.01 above, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 20,  2011
Defense Industries International, Inc.
(Registrant)

By: /s/Uri Nissani
Name: Uri Nissani
Chief Executive Officer and
President